UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2014

Allegiant Travel Company

(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

8360 S. Durango Drive
Las Vegas, NV	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

Through wholly-owned subsidiaries, Allegiant Travel Company (the “Company”) has entered into separate agreements to acquire the ownership interests in twelve special purpose companies each owning one Airbus A320 series aircraft currently on lease to a European carrier until 2018 (the “SPC Aircraft Acquisitions”).  Each contract to purchase the equity interest in these special purpose companies is with the particular owner or ownership group for such company.  Neither the Company nor any of its affiliates had any material relationship with any of the sellers or special purpose companies prior to these transactions. All of these transactions were arranged through KGAL GmbH and Co. KG.

The purchase price for all of these special purpose companies is estimated to be approximately $236.1 million of which approximately $142.0 million will be by assumption of debt secured by the aircraft.  The closing of each of the acquisitions is not conditioned upon the closing of the other acquisitions and such closings will occur on different dates.  The total purchase price for the SPC Aircraft Acquisitions and the respective amounts to be paid in cash or through debt assumption will be subject to adjustment based on the timing of each of the transactions.

As of June 18, 2014, the Company has closed the purchase of five of these special purpose companies representing a total purchase price of $97.5 million including the assumption of $58.3 million of debt secured by the five aircraft owned by these entities.

The Company intends to bring these aircraft into its operating fleet upon the expiration of the current leases in 2018.

The closings of the remaining seven special purpose companies under purchase agreements are subject to customary closing conditions, which may not be satisfied.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off – Balance Sheet Arrangement of a Registrant.

As of June 18, 2014, the twelve special purpose companies being acquired by the Company in the SPC Aircraft Acquisitions described in Item 2.01 have debt with an aggregate principal balance of approximately $142.0 million.  The Company will assume the debt associated with each special purpose company upon the closing of each purchase (which closings will occur on different dates).  As of June 18, 2014, the Company has closed the purchase of five of these special purpose companies and in connection therewith, assumed $58.3 million of debt secured by the five aircraft owned by these entities.  All of the debt bears interest at a floating rate based on LIBOR and is payable in installments through the lease term of each individual aircraft owned by each special purpose company.  The debt matures at expiry of the lease in 2018, at which time a balloon payment is due and is subject to a mandatory prepayment in the event of a loss of the aircraft.  The assumed debt is secured by the Airbus A320 series aircraft owned by that company.

Section 5	Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of the Company was held on June 18, 2014. The following proposals were voted on with the results indicated below:

1.                                      Election of a Board of Directors of seven members to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

	Votes For	Votes Withheld	Broker Non-votes

Maurice J. Gallagher, Jr.	16,663,584	341,896	462,063

Montie Brewer	16,783,480	222,000	462,063

Gary Ellmer	15,155,971	1,849,509	462,063

Andrew C. Levy	16,894,493	110,987	462,063

Linda A. Marvin	16,802,546	202,934	462,063

Charles Pollard	16,935,981	69,499	462,063

John Redmond	15,073,556	1,931,924	462,063

2.                                      Advisory vote approving executive compensation:

Votes For:	14,622,563
Votes Against:	2,372,569
Votes Abstaining:	10,348
Broker Non-votes:	462,063

3.                                      To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Votes For:	17,368,387
Votes Against:	97,881
Votes Abstaining:	1,275
Broker Non-votes:	None

4.                                                   To approve a proposed employee stock purchase plan (proposal approved):

Votes For:	16,927,087
Votes Against:	60,486
Votes Abstaining:	17,907
Broker Non-votes:	462,063

5.                                                   Stockholder proposal to require majority vote for directors (proposal rejected):

Votes For:	7,122,099
Votes Against:	9,877,077
Votes Abstaining:	6,303
Broker Non-votes:	462,064

Section 8	Other Events

Item 8.01.	Other Events.

On June 20, 2014, the Company and its wholly-owned domestic subsidiaries entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. as the underwriter (the “Underwriter”) providing for the offer and sale by the Company of $300 million principal amount of 5.50% Senior Notes due 2019 (the “Notes”).

The offering of the Notes was registered under the Securities Act of 1933, as amended, and is being made pursuant to the Company’s Registration Statement on Form S-3, Reg. No. 333-196738 (the “Registration Statement”) and the prospectus dated June 13, 2014 included therein, filed by the Company with the Securities and Exchange Commission on June 13, 2014, as supplemented by the preliminary prospectus supplement relating thereto dated June 14, 2014, and a final prospectus supplement to be filed with the Securities and Exchange Commission.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter against certain liabilities arising out of or in connection with the sale of the Notes and customary contribution provisions in respect of those liabilities. The closing of the offering, which is subject to customary closing conditions, is expected to occur on June 25, 2014.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference herein and into the Registration Statement.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to the Underwriting Agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Underwriting Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Underwriting Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent developments may not be fully reflected in the Company’s public disclosure.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c) Not applicable.

(d)  Exhibits

Exhibit No.	Description of Document

1.1	Underwriting Agreement dated June 20, 2014 among Allegiant Travel Company, the guarantors named therein and Goldman, Sachs & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2014	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

1.1	Underwriting Agreement dated June 20, 2014 among Allegiant Travel Company, the guarantors named therein and Goldman, Sachs & Co.